Exhibit 99.1

FINANCIAL CONTACT:	MEDIA CONTACT:
Mark Pogharian	Jeff Beckman
717-534-7556	717-534-8090

The Hershey Company Launches Tender Offer for
8.80% DEBENTURES Due 2021 and 7.20% DEBENTURES DUE 2027

HERSHEY, Pa., August 11, 2015 - The Hershey Company (NYSE: HSY) announced today that it has commenced cash tender offers (the “Tender Offers”) for up to $100 million (the “Tender Cap”) aggregate purchase price of its $100 million outstanding 8.80% Debentures due 2021 (the “2021 Debentures”) and its $250 million outstanding 7.20% Debentures due 2027 (the “2027 Debentures” and, together with the 2021 Debentures, the “Debentures”).

The Tender Offers are being made pursuant to an offer to purchase dated August 11, 2015 (the “Offer to Purchase”), and the related letter of transmittal dated August 11, 2015 (the “Letter of Transmittal”), which set forth the terms of the Tender Offers. The following table sets forth certain terms of the Tender Offers:

Title of Security CUSIP No./ISIN No.	Principal Amount Outstanding	U.S. Treasury Reference Security	Fixed Spread (Basis Points)	Bloomberg Reference Page	Early Tender Amount*	Hypothetical Total Consideration*(a)

8.80% Debentures due 2021 (427866AE8 / US427866AE85)	$100,000,000	1.625% due July 31, 2020	75	PX1	$30.00	$1,327.59

7.20% Debentures due 2027 (427866AL2 / US427866AL29)	$250,000,000	2.125% due May 15, 2025	95	PX1	$30.00	$1,396.00

*	Per $1,000 principal amount of Debentures accepted for purchase.

(a)
Hypothetical Total Consideration is based on the applicable yield as calculated by the dealer managers based on the bid-side price of the applicable Reference Security (as set forth above) (“Reference Yield”) as of 2:00 p.m., New York City time, on August 10, 2015, and an early settlement date of August 26, 2015, which is expected to be the Early Settlement Date. The actual Reference Yields of the Reference Securities will be determined by the dealer managers based on certain quotes available at 2:00 p.m., New York City time, on the price determination date, which is expected to be August 25, 2015.

Following consummation of the Tender Offers, the Debentures that are accepted for purchase will be retired and cancelled. The price paid in the Tender Offers for each series of Debentures will be determined based on the yield to maturity of the applicable U.S. Treasury Reference Security plus an applicable fixed spread, all as summarized in the table above and more fully described in the Offer to Purchase and the Letter of Transmittal. Holders of Debentures purchased in the Tender Offers will also receive accrued and unpaid interest on such Debentures. The yield to maturity of the applicable U.S. Treasury Reference Security for each offer will be calculated by the dealer managers for each offer based on the bid-side price quoted on the applicable page of Bloomberg PX1 at 2:00 p.m., New York City time, on August 25, 2015. Debentures validly tendered and not withdrawn on or before 5:00 p.m., New York City time, on August 24, 2015 (the “Early Tender Time”) will receive the total consideration (the “Total Consideration”), which includes an early tender amount equal to $30.00 per $1,000 principal amount of Debentures accepted for purchase (the “Early Tender Amount”). Debentures tendered after the Early Tender Time but prior to the expiration time, which is 11:59 p.m., New York City time, on September 8, 2015 (the “Expiration Time”), will receive the tender offer consideration, which is equal to the Total Consideration less the Early Tender Amount (the “Tender Offer Consideration”). No Debentures may be withdrawn from the Tender Offers after 5:00 p.m., New York City time, on August 24, 2015, except as required by law.

The Tender Offers are subject to proration if oversubscribed. If the amount of Debentures validly tendered in the Tender Offers at or prior to the Early Tender Time exceeds the Tender Cap, Hershey will accept Debentures on a pro rata basis based on the aggregate purchase price of Debentures validly tendered prior to the Early Tender Time. In that event, Hershey will not accept any Debentures tendered after the Early Tender Time.

If the amount of Debentures validly tendered at or prior to the Early Tender Time is less than the Tender Cap, then, subject to the terms and conditions of the offers, Hershey will accept all such Debentures. In that event, Hershey will also accept Debentures validly tendered after the Early Tender Time but at or prior to the Expiration Time on a pro rata basis if the total amount of such Debentures validly tendered exceeds the Tender Cap or will accept all such Debentures if the total amount of such Debentures validly tendered is less than or equal to the Tender Cap. Hershey reserves the right, but is not obligated, to increase the Tender Cap in its sole discretion without extending the withdrawal deadline or otherwise reinstating withdrawal rights, except as required by law. Hershey also reserves the right to extend, terminate, withdraw or amend the Tender Offers at any time, as described in the Offer to Purchase.

Completion of the Tender Offers is subject to certain conditions as more fully described in the Offer to Purchase.

This press release shall not constitute an offer to purchase or a solicitation of acceptance of the offer to purchase, which may be made only pursuant to the terms and conditions contained in the Offer to Purchase and the related Letter of Transmittal. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

For additional information regarding the terms of the Tender Offers, please contact the dealer managers for the Tender Offers, BofA Merrill Lynch, Liability Management Group, 214 North Tryon Street, 21st Floor, Charlotte, North Carolina 28255, (888) 292-0070 (toll-free) and (980) 387-3907 (collect) or Citigroup Global Markets Inc., Liability Management Group, 390 Greenwich Street, New York, New York 10013, (800) 558-3745 (toll-free) and (212) 723-6106 (collect).  Requests for a copy of the Offer to Purchase and Letter of Transmittal can also be obtained from the information agent, Global Bondholder Services Corporation, at (866) 470-3700 (toll-free) and (212) 430-3774 (collect).

About The Hershey Company
The Hershey Company (NYSE: HSY), headquartered in Hershey, Pa., is a global confectionery leader known for bringing goodness to the world through its chocolate, sweets, mints and other great-tasting snacks. Hershey has more than 22,000 employees around the world who work every day to deliver delicious, quality products. The company, which has more than 80 brands around the world that drive over $7.4 billion in annual revenues, includes such iconic brand names as Hershey’s, Reese’s, Hershey’s Kisses, Jolly Rancher, Ice Breakers and Brookside. Hershey is focused on growing its presence in key international markets while continuing to build its competitive advantage in North America. Additionally, Hershey is expanding its portfolio into categories beyond confectionery, finding new ways to bring goodness to people everywhere.

At Hershey, goodness has always been about more than delicious products. For 120 years, Hershey has been committed to good business by operating fairly, ethically and sustainably to make a positive impact on society. This means contributing to a better life for its employees, consumers, communities, and, ultimately, creating a bright future for children in need. This commitment is exemplified by Milton Hershey School, established in 1909 by the company's founder and administered by Hershey Trust Company. The children who attend the school receive education, housing, and medical care - thriving as direct beneficiaries of The Hershey Company's success.

Forward-Looking Statements
Statements in this press release may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to risks and uncertainties. Other than statements of historical fact, information regarding activities, events and developments that we expect or anticipate will or may occur in the future, including, but not limited to, information relating to our future growth and profitability targets and strategies designed to increase total shareholder value, are forward-looking statements based on management’s estimates, assumptions and projections. Forward-looking statements also include, but are not limited to, statements regarding our future economic and financial condition and results of operations, the plans and objectives of management and our assumptions regarding our performance and such plans and objectives. Many forward-looking statements may be identified by the use of words such as “intend,” “believe,” “expect,” “anticipate,” “should,” “planned,” “projected,” “estimated” and “potential,” among others. Forward-looking statements contained in this press release are predictions only and actual results could differ materially from management’s expectations due to a variety of factors, including those described in the section titled “Risk Factors” in our Annual Report on Form 10-K, and in our Quarterly Report on Form 10-Q where subsequently updated (see Part II, Item 1A of the Company’s Quarterly Reports on Form 10-Q for the periods ended April 5, 2015, filed on May 1, 2015 and July 5, 2015 filed on August 7, 2015). All forward-looking statements attributable to us or persons working on our behalf are expressly qualified in their entirety by such risk factors. The forward-looking statements that we make in this press release are based on management’s current views and assumptions regarding future events and speak only as of their dates. We assume no obligation to update developments of these risk factors or to announce publicly any revisions to any of the forward-looking statements that we make, or to make corrections to reflect future events or developments, except as required by the federal securities laws.